Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2021 (except for the retroactive effect of the 1-for-10.33 reverse stock split as described in Note 17, as to which the date is July 23, 2021), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-257790) and related Prospectus of RxSight, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Irvine, California

July 27, 2021